                                  EXHIBIT 12.1

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth CNLR's consolidated ratios of earnings to fixed charges for the periods as shown.

                                                            Pro Forma
                                                           Three Months     Three Months      Pro Forma
                                                               2001             2001             2000             2000
                                                           ------------     ------------     ------------     ------------
Net Earnings                                               $ 13,837,000     $ 11,593,619     $ 48,114,294     $ 38,250,664

Fixed Charges:
      Interest on Indebtedness                                8,144,890        6,267,638       34,472,092       26,436,979
      Amortization of Discount Relating to Indebtedness          26,090           26,090           91,211           91,211
      Amortization of Treasury Lock Gain                       (126,069)        (126,069)        (478,846)        (478,846)
      Amortization of Deferred Charges                          247,897          197,897        1,004,388          804,388
      Preferred Distributions                                 1,125,000               --        4,500,000               --
                                                           ------------     ------------     ------------     ------------
                                                              9,417,808        6,365,556       39,588,845       26,853,732

Net Earnings Before Fixed Charges                          $ 23,254,808     $ 17,959,175     $ 87,703,139     $ 65,104,396
                                                           ============     ============     ============     ============

Divided by Fixed Charges
      Fixed Charges                                        $  9,417,808     $  6,365,556     $ 39,588,845     $ 26,853,732
      Capitalized and Deferred Interest                         223,528          223,528          646,897          646,897
                                                           ------------     ------------     ------------     ------------
                                                           $  9,641,336     $  6,589,084     $ 40,235,742     $ 27,500,629
                                                           ============     ============     ============     ============

Ratio of Net Earnings to Fixed Charges                             2.41             2.73             2.18             2.37
                                                           ============     ============     ============     ============



Advisor acquisition Costs                                  $    333,556     $    333,556     $  1,521,063     $  1,521,063
                                                           ============     ============     ============     ============

Net Earnings After Advisor acquisition Costs
      and Fixed Charges (1)                                $ 23,588,363     $ 18,292,730     $ 89,224,202     $ 66,625,459
                                                           ============     ============     ============     ============

Ratio of Net Earnings After Advisor
      acquisition Costs to Fixed Charges (1)                       2.45             2.78             2.22             2.42
                                                           ============     ============     ============     ============

                                                               1999            1998           1997           1996
                                                           ------------     -----------    -----------    -----------
Net Earnings                                               $ 35,311,517     $32,441,198    $30,384,643    $19,839,374

Fixed Charges:
      Interest on Indebtedness                               21,864,179      13,444,646     11,477,929      7,206,291
      Amortization of Discount Relating to Indebtedness          55,758          15,244             --             --
      Amortization of Treasury Lock Gain                       (245,388)             --             --             --
      Amortization of Deferred Charges                          723,310         710,491        825,014        748,638
      Preferred Distributions                                        --              --             --             --
                                                           ------------     -----------    -----------    -----------
                                                             22,397,859      14,170,381     12,302,943      7,954,929

Net Earnings Before Fixed Charges                          $ 57,709,376     $46,611,579    $42,687,586    $27,794,303
                                                           ============     ===========    ===========    ===========

Divided by Fixed Charges
      Fixed Charges                                        $ 22,397,859     $14,170,381    $12,302,943    $ 7,954,929
      Capitalized and Deferred Interest                       1,111,165       1,111,615        133,202             --
                                                           ------------     -----------    -----------    -----------
                                                           $ 23,509,024     $15,281,996    $12,436,145    $ 7,954,929
                                                           ============     ===========    ===========    ===========

Ratio of Net Earnings to Fixed Charges                             2.45            3.05           3.43           3.49
                                                           ============     ===========    ===========    ===========



Advisor Acquisition Costs                                  $  9,824,172     $ 5,501,343    $        --    $        --
                                                           ============     ===========    ===========    ===========

Net Earnings After Advisor acquisition Costs
      and Fixed Charges (1)                                $ 67,533,548     $52,112,922    $42,687,586    $27,794,303
                                                           ============     ===========    ===========    ===========

Ratio of Net Earnings After Advisor
      acquisition Costs to Fixed Charges (1)                       2.87            3.41           3.43           3.49
                                                           ============     ===========    ===========    ===========

(1) CNLR's revolving line of credit and notes payable covenants provide for fixed charge coverage ratios to be calculated before Advisor acquisition Costs.